Exhibit 10.20

Snow Lake Resources Ltd.

AMENDED AND RESTATED STOCK OPTION PLAN

Dated as of October 26, 2021

1.1	Defined Terms

For the purposes of this Plan, the following terms shall have the following meanings:

(a)	“Act” means The Securities Act (Manitoba), as amended from time to time;

(b)	“Affiliate” has the meaning ascribed to affiliated companies by the Act;

(c)	“Associate” has the meaning ascribed thereto by the Act;

(d)	“Board” means the board of directors of the Corporation or, as applicable, a committee consisting of not less than three Directors of the Corporation duly appointed to administer this Plan;

(e)	“Common Shares” means the common shares of the Corporation;

(f)	“Company” unless specifically indicated otherwise, means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual;

(g)	“Consultant” means, in relation to a Corporation, an individual (other than an Employee or a Director of the Corporation) or Company that:

(i)	is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an Affiliate of the Corporation, other than services provided in relation to a distribution;

(ii)	provides the services under a written contract between the Corporation or the Affiliate and the individual or the Company, as the case may be;

(iii)	in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate of the Corporation; and

(iv)	has a relationship with the Corporation or an Affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation, and includes a Company of which a Consultant is an employee or shareholder and a partnership of which a Consultant is an employee or partner;

(h)	“Corporation” means Snow Lake Resources Ltd., a company incorporated under the laws of Manitoba, and its successor entities;

(i)	“Director” means a director of the Corporation or of an Affiliate;

(j)	“Disinterested Shareholder Approval” means an ordinary resolution approved by a majority of the votes cast by members of the Corporation at a shareholders’ meeting, excluding votes attaching to Common Shares beneficially owned by Insiders to whom Options may be granted and Associates of those persons including, on a resolution that requires disinterested approval, votes cast by any holders of non-voting and subordinate voting shares of the Corporation who shall be given full voting rights on such a resolution;

(k)	“Eligible Person” means a Director, Officer, Employee or Consultant, and includes an issuer all the voting securities of which are owned by Eligible Persons;

(l)	“Employee” means an individual who:

(i)	is considered an employee of the Corporation or its subsidiary under the Income Tax Act (Canada) (and for whom income tax, employment insurance and Canada Pension Plan deductions must be made at source);

(ii)	works full-time for the Corporation or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(iii)	works for the Corporation or its subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source;

(m)	“Exchange” means the stock exchange or over the counter market on which the Common Shares are listed;

(n)	“Exchange Act” means the United States Securities Exchange Acti of 1934, as amended from time to time;

(o)	“Expiry Date” means the last day of the term for an Option, as set by the Board at the time of grant in accordance with Section 5.2 herein and, if applicable, as amended from time to time;

(p)	“Insider” means, in respect of the Corporation: (a) a Director or senior officer of the Corporation, (b) a Director or senior officer of a Company that is an Insider or subsidiary of the Corporation; (c) a Person that beneficially owns or controls, directly or indirectly, Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares of the Corporation, or (d) the Corporation itself, if it holds any of its own securities;

(q)	“Investor Relations Activities” means any activities, by or on behalf of the Corporation or shareholder of the Corporation, that promote or reasonably could be expected to promote the purchase or sale of securities of the Corporation, but does not include:

(i)	the dissemination of information provided, or records prepared, in the ordinary course of the business of the Corporation:

(A)	to promote the sale of products or services of the Corporation; or

(B)	to raise public awareness of the Corporation, that cannot reasonably be considered to promote the purchase or sale of securities of the Corporation;

(ii)	activities or communications necessary to comply with the requirements of:

(A)	applicable securities laws;

(B)	Exchange requirements or the by-laws, rules or other regulatory instruments of any other self-regulatory body or exchange having jurisdiction over the Corporation;

(iii)	communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if:

(A)	the communication is only through the newspaper, magazine or publication; and

(B)	the publisher or writer receives no commission or other consideration other than for acting in th-e4ca-pacity of publisher or writer; or

(iv)	activities or communications that may be otherwise specified by the Exchange;

(r)	“Management Company Employee” means an individual who is employed by a person providing management services to the Corporation or an Affiliate which are required for the ongoing successful operation of the business enterprise of the Corporation or the Affiliate, but excluding a person providing Investor Relations Activities;

(s)	“Officer” means an officer of the Corporation or of an Affiliate, and includes a Management Company Employee;

(t)	“Option” means an option to purchase Common Shares pursuant to this Plan;

(u)	“Option Agreement” means an agreement, in the form attached hereto as Schedule “A”, whereby the Corporation grants to an Eligible Persons an Option;

(v)	“Other Share Compensation Arrangement” means, other than this Plan and any Options, any stock option plan, stock options, employee stock purchase plan or other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares, including but not limited to a purchase of Common Shares from a treasury which is financially assisted by the Corporation by way of loan, guarantee or otherwise;

(w)	“Participant” means an Eligible Person who has been granted an Option; and

(x)	“Plan” means this Stock Option Plan.

1.2	Interpretation References to the outstanding Common Shares at any point in time shall be computed on a non- diluted basis.

ARTICLE 2

ESTABLISHMENT OF PLAN

2.1	Purpose

The purpose of this Plan is to advance the interests of the Corporation, through the grant of Options, by:

(a)	providing an incentive mechanism to foster the interest of Eligible Persons in the success of the Corporation and its Affiliates;

(b)	encouraging Eligible Persons to remain with the Corporation or its Affiliates; and

(c)	attracting new Directors, Officers, Employees and Consultants.

2.2	Shares Reserved

(a)	The aggregate number of Common Shares that may be reserved for issuance pursuant to Options shall not exceed 2,406,732 Common Shares. For greater certainty, if an Option is surrendered, terminated or expires without being exercised, the Common Shares reserved for issuance pursuant to such Option shall be available for new Options granted under this Plan.

(b)	If there is a change in the outstanding Common Shares by reason of any share consolidation or split, reclassification or other capital reorganization, or a stock dividend, arrangement, amalgamation, merger or combination, or any other change to, event affecting, exchange of or corporate change or transaction affecting the Common Shares, the Board shall make, as it shall deem advisable and subject to the requisite approval of the relevant regulatory authorities, appropriate substitution and/or adjustment in:

(i)	the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to this Plan;

(ii)	the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to any outstanding unexercised Options, and in the exercise price for such shares or other securities or property; and

(iii)	the vesting of any Options (subject to the approval of the Exchange if such vesting is mandatory under the policies of the Exchange), including the accelerated vesting thereof on conditions the Board deems advisable, and if the Corporation undertakes an arrangement or is amalgamated, merged or combined with another corporation, the Board shall make such provision for the protection of the rights of Participants as it shall deem advisable.

(c)	No fractional Common Shares shall be reserved for issuance under this Plan and the Board may determine the manner in which an Option, insofar as it relates to the acquisition of a fractional Common Share, shall be treated.

(d)	The Corporation shall, at all times while this Plan is in effect, reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Plan.

2.3	Non-Exclusivity

Nothing contained herein shall prevent the Board from adopting such other incentive or compensation arrangements as it shall deem advisable.

2.4	Effective Date

This Plan shall be subject to the approval of any regulatory authority whose approval is required, if any. Any Options granted under this Plan prior to such approvals being given, if required, shall be conditional upon such approvals being given, and no such Options may be exercised unless and until such approvals are given. If no such approvals are required then this Plan is effective on the date it is approved by the Board.

ARTICLE 3

ADMINISTRATION OF PLAN

3.1	Administration

(a)	This Plan shall be administered by the Board. Subject to the provisions of this Plan, the Board shall have the authority:

(i)	to determine the Eligible Persons to whom Options are granted, to grant such Options, and to determine any terms and conditions, limitations and restrictions in respect of any particular Option grant, including but not limited to the nature and duration of the restrictions, if any, to be imposed upon the acquisition, sale or other disposition of Common Shares acquired upon exercise of the Option, and the nature of the events and the duration of the period, if any, in which any Participant’s rights in respect of an Option or Common Shares acquired upon exercise of an Option may be forfeited;

(ii)	to interpret the terms of this Plan, to make all such determinations and take all such other actions in connection with the implementation, operation and administration of this Plan, and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to this Plan, as it shall from time to time deem advisable, including without limitation for the purpose of ensuring compliance with Section 3.3 hereof.

(b)	The Board’s interpretations, determinations, guidelines, rules and regulations shall be conclusive and binding upon the Corporation, Eligible Persons, Participants and all other persons.

3.2	Amendment, Suspension and Termination

The Board may amend, subject to the approval of any regulatory authority whose approval is required, suspend or terminate this Plan or any portion thereof. No such amendment, suspension or termination shall alter or impair any outstanding unexercised Options or any rights without the consent of such Participant. If this Plan is suspended or terminated, the provisions of this Plan and any administrative guidelines, rules and regulations relating to this Plan shall continue in effect for the duration of such time as any Option remains outstanding.

3.3	Compliance with Legislation

(a)	This Plan, the grant and exercise of Options hereunder and the Corporation’s obligation to sell, issue and deliver any Common Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, policies, rules and regulations, including any applicable Canadian provincial securities laws and United States state securities laws, in addition to the policies, rules and regulations of any Exchange or other markets on which the Common Shares are listed or quoted for trading and to such approvals by any governmental or regulatory agency as may, in the opinion of counsel to the Corporation, be required. The Corporation shall not be obligated by the existence of this Plan or any provision of this Plan or the grant or exercise of Options hereunder to sell, issue or deliver Common Shares upon exercise of Options in violation of such laws, policies, rules and regulations or any condition or requirement of such approvals.

(b)	No Option shall be granted and no Common Shares shall be sold, issued or delivered hereunder where such grant, sale, issue or delivery would require any new registration or other qualification of this Plan or of the Common Shares under the securities laws of any foreign jurisdiction, and any purported grant of any Option or any sale, issue and delivery of Common Shares hereunder in violation of this provision shall be void. In addition, the Corporation shall have no obligation to sell, issue or deliver any Common Shares hereunder unless such Common Shares shall have been duly listed, upon official notice of issuance, with all stock exchanges on which the Common Shares are listed for trading.

(c)	Common Shares sold, issued and delivered to Participants pursuant to the exercise of Options shall be subject to restrictions on resale and transfer under applicable securities laws and the requirements of any stock exchanges or other markets on which the Common Shares are listed or quoted for trading, and any certificates representing such Common Shares shall bear, as required, a restrictive legend in respect thereof.

ARTICLE 4

OPTION GRANTS

4.1	Eligibility and Multiple Grants

Options shall only be granted to Eligible Persons. An Eligible Person may receive Options on more than one occasion and may receive separate Options, with differing terms, on any one or more occasions.

4.2	Option Agreement

Every Option shall be evidenced by an Option Agreement executed by the Corporation and the Participant, which shall, if the Participant is an Employee, Consultant or Management Company Employee, contain a representation and warranty by the Corporation and such Participant that such Participant is a bona fide Employee, Consultant or Management Company Employee, as the case may be, of the Corporation or an Affiliate. In the event of any discrepancy between this Plan and an Option Agreement, the provisions of this Plan shall govern.

4.3	Compliance with securities laws.

Common Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Common Shares shall comply with all relevant provisions of law, including, without limitation, any applicable Canadian provincial and/or United States’ state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any Exchange upon which such Common Shares may then be listed or quoted, and such issuance shall be further subject to the approval of counsel for the Corporation with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such Common Shares. The inability of the Corporation to obtain from any regulatory body in Canada or the United States, or otherwise, the authority deemed by the Corporation to be necessary for the lawful issuance and sale of any Common Shares hereunder, or the unavailability of an exemption from registration for the issuance and sale of any Common Shares hereunder, shall relieve the Corporation of any liability respect to the non-issuance or sale of such Common Shares other than with respect to a refund of any Option Price paid.

ARTICLE 5

OPTION TERMS

5.1	Exercise Price

(a)	The Corporation must not grant Options with an exercise price lower than the greater of the closing market prices of the underlying securities on: (a) the trading day prior to the date of grant of the Options; and (b) the date of grant of the Options.

(b)	If an Option is granted by the Corporation after its initial listing or after it has been recalled for trading following a suspension or halt, the Corporation must wait until a satisfactory market has been established before setting the exercise price for and granting the Option, being at least ten trading days since the date of listing or the day on which trading in the Company’s securities resumes, as the case may be.

(c)	If Options are granted within ninety days of a distribution by the Corporation by prospectus or similar offering document, then the exercise price per Common Share for such Option shall not be less than the greater of the minimum exercise price calculated pursuant to subsection (a) herein and the price per Common Share paid by the public investors for Common Shares acquired pursuant to such distribution. Such ninety day period shall begin:

(i)	on the date the final receipt is issued for the final prospectus or similar offering document in respect of such distribution;

(ii)	in the case of an initial public offering, on the date of listing; and

(iii)	in the case of a prospectus or similar offering document that qualifies special warrants, on the closing date of the private placement in respect of such special warrants.

5.2	Expiry Date

(a)	Every Option shall have a term not exceeding, and shall therefore expire no later than, 5 years after the date of grant, subject to extension where the Expiry Date falls within a blackout period as detailed in Section 5.2(b) below.

(b)	The Expiry Date of an Option shall automatically extend if such Expiry Date falls within a period (a “blackout period”) during which the Corporation prohibits Optionees from exercising their Options to the extent that:

(i)	the blackout period is formally imposed by the Corporation pursuant to its internal trading policies as a result of the bona fide existence of undisclosed Material Information. For greater certainty, in the absence of the Corporation formally imposing a blackout period, the Expiry Date of any Options will not be automatically extended in any circumstances;

(ii)	the blackout period must expire upon the general disclosure of the undisclosed Material Information. The Expiry Date of the affected Options can be extended to no later than ten business days after the expiry of the blackout period; and

(iii)	the automatic extension of an Optionee’s Options will not be permitted where the Optionee or the Corporation is subject to a cease trade order (or similar order under securities laws) in respect of the Corporation’s securities.

5.3	Vesting

(a)	Subject to subsection (b) below and otherwise in compliance with the policies of the Exchange, the Board shall determine the manner in which an Option shall vest and become exercisable.

(b)	Options granted to Eligible Persons performing Investor Relations Activities shall vest over a minimum of 12 months with no more than 1/4 of such Options vesting in any three month period.

5.4	Non-Assignability

Options may not be assigned or transferred.

5.5	Ceasing to be Eligible Person

(a)	If a Participant who is an Officer, Employee or Consultant is terminated for cause, each Option held by such Participant shall terminate and shall therefore cease to be exercisable upon such termination for cause.

(b)	If a Participant dies prior to otherwise ceasing to be an Eligible Person, each Option held by such Participant shall terminate and shall therefore cease to be exercisable no later than the earlier of the Expiry Date and the date which is six months after the date of the Participant’s death, always provided that the Board may, in its discretion, extend the date of such termination and the resulting period in which such Option remains exercisable to a date not exceeding the earlier of the Expiry Date and the date which is twelve months after the date of the Participant’s death.

(c)	If a Participant ceases to be an Eligible Person other than in the circumstances set out in subsection (a) or (b) herein, each Option held by such Participant shall terminate and shall therefore cease to be exercisable no later than the earlier of the Expiry Date and the date which is 30 days after such event, always provided that the Board may, in its discretion, extend the date of such termination and the resulting period in which such Option remains exercisable to a date not exceeding the earlier of the Expiry Date and the date which is twelve months after such event, and further provided that the Board may, in its discretion, on a case-by-case basis and only with the approval of the Exchange, further extend the date of such termination and the resulting period in which such Option remains exercisable to a date exceeding the date which is after twelve months of such event.

(d)	For greater certainty, if a Participant dies, each Option held by such Participant shall be exercisable by the legal representative of such Participant until such Option terminates and therefore ceases to be exercisable pursuant to the terms of Section 5.5(b) herein.

(e)	If any portion of an Option is not vested at the time a Participant ceases, for any reason whatsoever, to be an Eligible Person, such unvested portion of the Option may not be thereafter exercised by the Participant or its legal representative, as the case may be, always provided that the Board may, in its discretion further and subject to the approval of the Exchange where the vesting of the said Participant’s options was a requirement of the Exchange’s policies, thereafter permit the Participant or its legal representative, as the case may be, to exercise all or any part of such unvested portion of the Option that would have vested prior to the time such Option otherwise terminates and therefore ceases to be exercisable pursuant to the terms of this Section. For greater certainty, and without limitation, this provision will apply regardless of whether the Participant ceased to be an Eligible Person voluntarily or involuntarily, was dismissed with or without cause, and regardless of whether the Participant received compensation in respect of dismissal or was entitled to a notice of termination for a period which would otherwise have permitted a greater portion of an Option to vest.

ARTICLE 6

EXERCISE PROCEDURE

6.1	Exercise Procedure

An Option may be exercised from time to time, and shall be deemed to be validly exercised by the Participant only upon the Participant’s delivery to the Corporation at its registered office of the following:

(a)	a written notice of exercise, in the form hereto attached as Schedule “B”, addressed to the Corporate Secretary of the Corporation, specifying the number of Common Shares with respect to which the Option is being exercised;

(b)	the originally signed Option Agreement with respect to the Option being exercised;

(c)	a certified cheque or bank draft made payable to the Corporation for the aggregate exercise price for the number of Common Shares with respect to which the Option is being exercised;

(d)	documents containing such representations, warranties, agreements and undertakings, including as to the Participant’s future dealings in such Common Shares, as counsel to the Corporation reasonably determines to be necessary or advisable in order to comply with or safeguard against the violation of the laws of any jurisdiction; and

(e)	if the Participant is performing Investor Relations Activities for the Corporation, the Optionee must either: (i) deposit the Common Shares on exercise of an Option to a designated brokerage account as directed by the Board through which the Optionee conducts all trades in the Common Shares of the Corporation; or (ii) file insider trading reports with the Board when each trade is made with Common Shares in respect of exercised Options, and on the business day following, the Participant shall be deemed to be a holder of record of the Common Shares with respect to which the Option is being exercised, and thereafter the Corporation shall, within a reasonable amount of time, cause certificates for such Common Shares to be issued and delivered to the Participant.

ARTICLE 7

AMENDMENT OF OPTIONS

7.1	Consent to Amend

The Board may amend any Option with the consent of the affected Participant and the Exchange, including any shareholder approval required by the Exchange. For greater certainty, if required by the Exchange, Disinterested Shareholder Approval shall be required for any reduction in the exercise price of an Option if the Participant is an Insider at the time of the proposed amendment.

7.2	Amendment Subject to Approval

If the amendment of an Option requires regulatory or shareholder approval, such amendment may be made prior to such approvals being given, but no such amended Options may be exercised unless and until such approvals are given.

ARTICLE 8

MISCELLANEOUS

8.1	No Rights as Shareholder

Nothing in this Plan or any Option shall confer upon a Participant any rights as a shareholder of the Corporation with respect to any of the Common Shares underlying an Option unless and until such Participant shall have become the holder of such Common Shares upon exercise of such Option in accordance with the terms of the Plan.

8.2	No Right to Employment

Nothing in this Plan or any Option shall confer upon a Participant any right to continue in the employ of the Corporation or any Affiliate or affect in any way the right of the Corporation or any Affiliate to terminate the Participant’s employment, with or without cause, at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Affiliate to extend the employment of any Participant beyond the time which the Participant would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Affiliate, or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Affiliate.

8.3	Governing Law

This Plan, all Option Agreements, the grant and exercise of Options hereunder, and the sale, issuance and delivery of Common Shares hereunder upon exercise of Options shall be, as applicable, governed by and construed in accordance with the laws of the Province of Manitoba and the federal laws of Canada applicable therein. The Courts of the Province of Manitoba shall have the exclusive jurisdiction to hear and decide any disputes or other matters arising herefrom.

8.4	Approval

Approved by the Board of the Corporation on October _26th_, 2021.